UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 12, 2017

HORNE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-50373

(Commission File No.)

8404 Arlington Blvd.

c/o Belstar Inc., Suite 200

Fairfax, Virginia 22031

(Address of principal executive offices and Zip Code)

(917) 412-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On September 12, 2017, the Securities and Exchange Commission (“Commission”) initiated an administrative proceeding against Horne International, Inc. (the “Company”) to revoke the registration of each class of its securities pursuant to Section 12(j) of the Securities Exchange Act of 1934. The cause for this revocation is the Company’s failure to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder as it has not filed periodic annual and quarterly reports with the Commission since it filed Form 10-Q for period ended September 30, 2013. The revocation will become effective September 29, 2017.

The Company’s failure to file periodic reports subsequent to Form 10-Q for period ended September 30, 2013 is attributable to its financial condition and resultant inability to incur the fees associated with audits of annual periods and reviews of quarterly periods. The Company’s independent registered public accountants stated in their report on the consolidated financial statements of the Company for the years ended December 31, 2012 and December 25, 2011, that the Company has had recurring operating losses that raise substantial doubt about its ability to continue as a going concern. Since the Company filed its Form 10Q for the nine months ended September 30, 2013, it has generated no revenue and therefore cash flow from operations to provide for working capital and debt financing needs, nor has it been successful in its efforts to raise the equity or debt financing required for a contemplated overall restructuring and recapitalization.

The Company continues to consider all strategic options to generate revenue and thereby improve its liquidity and provide it with working capital to fund its continuing business operations as well as debt service obligations. There is no assurance that these actions will be successful. In the event that the Company is successful in its efforts to raise sufficient equity or debt financing to restructure and recapitalize the Company, it is the Company’s intention to file Form 10, general form for registration of securities pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 as soon as practical thereafter. With the revocation of the registration of the Company’s securities, there will be no trading of its common stock in the public marketplace unless and until the aforementioned Form 10 is filed by the Company and declared effective by the Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORNE INTERNATIONAL, INC.

Dated this 26th day of September 2017.	By:	/s/ John E. Donahue
John E. Donahue
Chief Financial Officer

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